United States
        SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C 20549
                                FORM 8-K
     Current Report Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934

            Date of Report (Date of earliest event reported)
                            December 9, 1997

                    Commission file Number    0-15435

                       First Entertainment, Inc.
        (Exact name of registrant as specified in its charter.)
Colorado                                            84-0974303
(State or other jurisdiction of                     (I.R.S. Employer
incorporated or organization)                       Identification No.)
1999 Broadway, Suite 3135                             80202
(Address of principal executive offices)            (Zip Code)
           Registrant's telephone number, including area code:
                             (303) 382-1235
                                FORM 8-K
                             CURRENT REPORT
                     Pursuant to Section 13 or 15(d)
                      of the Securities Act of 1934

Item 1.  Changes in Control of Registrant.
               See Item 5

Item 2.  Acquisition or Disposition of Assets.
                See Item 5

Item 3.  Bankruptcy or Receivership.
                Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.
                Not Applicable



Item 5.  Other Events
            The shareholders of the Registrant, at a special shareholders' meeting conducted on December 5, 1997, approved an increase in the number of authorized common shares of the Registrant to 50,000,000 shares, all with no par value, a change of domicile of the Registrant from Colorado to Nevada, and a change of the name of the Registrant to First Entertainment Holding Corp. The shareholders also reelected Mr. A.B. Goldberg and Drs. Nicholas Catalano and Theodore Jacobs to the Registrant's Board of Directors and ratified BDO Seidman , LLP, as the Registrant's auditors for the fiscal year ended December 31, 1997. Finally, the shareholders of the Registrant ratified and approved the Registrant's prior acquisition of Global Internet Corporation (Global Internet), a Delaware corporation.
         Global Internet was incorporated in June 1996 for the purpose of developing a virtual casino to provide gambling on the Internet. Global Internet's operations will eventually be based offshore and its attention will be focused on creating a market outside the United States. Global Internet is in the development stage and has not yet commenced operations.
Item 6.  Resignation of Registrant's Directors.
                Not Applicable

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.




On May 1, 1997, Global Casino's Inc. (Global) entered into an Agreement and Plan of Reorganization with First Entertainment, Inc. (FEI) whereby FEI would issue 30,000 shares of Class B convertible preferred stock in exchange for Global's 1,500,000 shares of Global Internet and a $357,000 convertible note from Global Internet. The 1,500,000 shares of Global Internet common stock acquired from Global represents approximately 50.8% of the issued and outstanding common stock of Global Internet. Each share of Class B convertible preferred stock is convertible into
12.5 shares of common stock of FEI. In addition, Global received 1,500,000 warrants and each warrant is exercisable at $1.25 per share for five years.

At the time the Agreement and Plan of Reorganization was entered into, FEI did not have enough authorized shares of common stock to allow for the conversion of the Class B preferred to common. Accordingly, the acquisition was contingent upon the approval of an increase in the authorized shares by FEI shareholders.

On December 5, 1997 the shareholders of FEI approved an increase in the authorized shares of common stock thus eliminating the contingency regarding this acquisition. Global Internet will be accounted for as a purchase. The following are the audited financial statement of Global Internet Corporation and unaudited pro forma financial statements.

Financial Statements,
Global Internet Corporation

Enclosed are the audited financial statements of Global Internet
Corporation for the period ended December 31, 1996 and unaudited financial statements for the period ended September 30, 1997.

To the Board of Directors
Global Internet Corporation
Denver, Colorado

Independent Auditor's Report

I have audited the accompanying balance sheet of Global Internet
Corporation ( A Development Stage Company) as of December 31, 1996, and the related statements of operations, changes in stockholders' deficiency, and cash flows for the period June 4, 1996 (Inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Internet Corporation (A Development Stage Company) as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Additionally, the Company has entered into a Web Site and Development and Maintenance Agreement with an unaffiliated third party which requires the Company to place into escrow approximately $1,250,000 to fund the development of the software necessary for the Company to commence its business plan. Should the Company be unsuccessful in obtaining the funds necessary to meet the escrow requirements by January 15, 1998, the Web Site Development and Maintenance Agreement shall terminate and the contractual relationship between the parties will end. Accordingly, the Company would have to explore other avenues of developing its business plan.

As further discussed in Note 1 to the financial statements, the Company's business plan encompasses creating software aimed at developing a virtual casino to provide gambling on the Internet. There are no assurances that the Company will receive the necessary permits and or licenses from the various federal, state, local or international authorities that will allow the Company to commence and implement its business plan. Management's plans regarding these matters are described in Note 1. The financial statements do not include and adjustments that might result from the outcome of these uncertainties.


Gerald R. Hendricks & Company, P.C.
May 21, 1997, expect for the third paragraph of
Note 6, the date of which is November 25, 1997
Westminster, Colorado

GLOBAL INTERNET COPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

ASSETS

                                        December 31,       September 30,
                                             1996                   1997

(Unaudited)
CURRENT ASSETS:
 Cash and cash equivalents                  $  68,918          $  1,924
-----------------------------------------------------------------------
   Total current assets                        68,918             1,924

PROPERTY AND EQUIPMENT, net                       607             2,358
-----------------------------------------------------------------------
                                           $   69,525          $  4,282
=======================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
 Convertible note-related party            $  325,000        $  357,000
 Unsecured advances                                              35,300
Accounts payable-
  Third party                                  83,648             3,456
  Related party                                48,849            55,946
Accrued expenses-related parties-
  Salaries                                     68,000           221,000
  Interest                                      6,000            31,875
------------------------------------------------------------------------
Total current liabilities                     531,497           704,577
------------------------------------------------------------------------
COMMITMENT  AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
Preferred stock, $.01 par value,
         5,000,000 shares authorized,
 none issued
  Common stock, $.001 par value,
    10,000,000 shares authorized,
 2,985,000 issued and outstanding               2,985             2,985
  Additional paid-in capital                   11,940            11,940
  Deficit accumulated during the
   development stage                         (476,897)         (715,220)
------------------------------------------------------------------------
                                             (461,972)         (700,295)
                                          $    69,525        $    4,282
=======================================================================
The accompanying notes are an integral part of these financial statements.

GLOBAL INTERNET COPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS


                                                              Cumulative
                                              Inception       Inception
                          (June 4, 1996)    For the Nine  (June 4, 1996)
                                To         Months Ended         To
                             December 31,   September 30,  September 30,
                                1996           1997             1997
                                            (Unaudited)     (Unaudited)
INTEREST INCOME           $   1,132          $      90      $     1,222

OPERATING EXPENSES:
 Research and development   292,507                           292,507
  Professional fees-
   Third party                  860                               860
   Related parties           96,103             38,817          134,920
Salaries
 related parties             68,000            153,000          221,000
Interest  related
 Parties                      6,000             25,875           31,875
Marketing                     4,030                 75            4,105
Travel and entertainment      3,983              6,022           10,005
Telephone and
 communications               2,935              5,496            8,431
Deprecation                       0                563              563
Other                         3,611              8,565           12,176
-----------------------------------------------------------------------
                            478,029            238,413          716,442
-----------------------------------------------------------------------
NET LOSS                 $ (476,897)       $  (238,323)    $   (715,220)
========================================================================

NET LOSS PER
 COMMON SHARE            $     (.16)       $      (.08)    $       (.24)
========================================================================
WEIGHTED AVERAGE
 NUMBER OF
  SHARES OUTSTANDING      2,985,000          2,985,000        2,985,000
========================================================================

The accompanying notes are an integral part of these financial statements.

GLOBAL INTERNET COPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY

                                                   Deficit
                                               Accumulated
                                  Additional    During the
           Class A  Common Stock     Paid-in   Development
            Shares        Amount     Capital         Stage      Total
BALANCE, June 4,
 1996, (Inception)      0    $      0   $       0   $     0      $     0

 Shares issued
 for cash at
  $.005
 per share     2,985,000        2,985      11,940         0      14,925

Net loss for
 the period            0            0           0  (476,897)   (476,897)
------------------------------------------------------------------------

BALANCE,
 December 31,
 1996           2,985,000      2,985     11,940    (476,897)   (461,972)

Net loss for
 the period	            0          0          0    (238,323)   (238,323)
-----------------------------------------------------------------------
BALANCE, September
 30, 1997,
  (Unaudited)    2,985,000  $   2,985 $   11,940 $(715,220)  $(700,295)
========================================================================

The accompanying notes are an integral part of these financial statements.

GLOBAL INTERNET COPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

Cumulative
                               Inception    For the Nine     Inception
                             (June 4, 1996)    Months     (June 4, 1996)
                                   To          Ended             To
                             December 31,   September 30,  September 30,
                                  1996            1997            1997
                                             (Unaudited)    (Unaudited)

CASH FLOW FROM OPERATING
 ACTIVITIES:
  Net loss                  $  (476,897)    $  (238,323)   $  (715,220)
------------------------------------------------------------------------
 Adjustments to reconcile net
  loss to net cash used in
   operating activities-
     Deprecation                                   563            563
Change in liabilities-
 Increase (decrease)
  in accounts payable            132,497         (73,095)        59,402
Increase in accrued expenses       74,000         178,875        252,875
------------------------------------------------------------------------
                                  206,497         106,343        312,840
------------------------------------------------------------------------
NET CASH USED IN OPERATING
 ACTIVITIES                      (270,400)       (131,980)     (402,380)
------------------------------------------------------------------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Purchase of property
    and equipment                   (607)         (2,314)        (2,921)
------------------------------------------------------------------------
NET CASH USED IN
  INVESTING ACTIVITIES              (607)         (2,314)        (2,921)
------------------------------------------------------------------------
CASH FLOW FROM FINANCING
 ACTIVITIES:
  Proceeds from
 convertible note                325,000          32,000        357,000
Proceeds from unsecured
 Advances                              -          35,300         35,300
Issuance of common
 stock for cash                   14,925               0         14,925
------------------------------------------------------------------------

NET CASH PROVIDED BY
 FINANCING ACTIVITIES            339,925          67,300        407,225
------------------------------------------------------------------------
NET INCREASE (DECREASE)
 IN CASH                            68,918         (66,994)       1,924
CASH AND CASH EQUIVALENTS,
 Beginning                                          68,918
------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
 Ending                      $     68,918       $   1,924   $      1,924
========================================================================
The accompanying notes are an integral part of these financial statements.

[CAPTION]
GLOBAL INTERNET CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Financial data at September 30, 1997 and for the nine month period ended September 30, 1997 is unaudited)

1.Organization and Business Activity
   Interim Financial Statements (Unaudited)

In the opinion of Global Internet Corporation (the "Company"), the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at September 30, 1997, and the results of its operations and changes in cash flows for the nine months ended September 30, 1997. There were no significant, material operations of Company from June 4, 1996 (inception) through September 30, 1996. The results of operations for the nine months ended September 30, 1997, are not necessarily indicative of the results to be expected for the full year.

The Company

The Company was incorporated in the State of Delaware on June 4, 1996. The Company is in the development stage and development stage activities have consisted of raising equity and debt capital and research and development activities aimed at developing a virtual casino to provide gambling on the Internet. Global Casinos, Inc. ("Global") owns 58.6% of the Company's outstanding common stock. During the period ended December 31, 1996, the Company received $14,925 of equity financing in cash and $325,000 in debt financing from Global through the issuance of a 10% note, due October, 1997. In February 1997, the Company received an additional $32,000 in debt financing from Global. (See Note 4). During the nine month period ended September 30, 1997, the Company received $35,300 in unsecured advances from First Entertainment, Inc. ("First Entertainment"). (See Notes 5 and 9).The Company is attempting to raise additional equity capital. As further discussed in Note 6, the Company has entered into a Web Site Development and Maintenance Agreement with an unaffiliated third party which requires the Company to place into escrow approximately $1,250,000 to fund the development of the software necessary for the Company to commence its business plan. Should the Company be unsuccessful in obtaining the funds necessary to meet the escrow requirements by January 15, 1998, the Web Site Development and Maintenance Agreement shall terminate and the contractual relationship between the parties will end. Accordingly, the Company would have to explore other avenues of developing its business plan.

The Company's business plan encompasses creating software aimed at developing a virtual casino to provide gambling on the Internet. There are no assurances that the Company will receive the necessary permits and or licenses from the various federal, state, local or international authorities that will allow the Company to commence and implement its business plan. GLOBAL INTERNET CORPORATION(A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS(Financial data at September 30, 1997 and for the nine month period ended September 30, 1997 is unaudited)

There can be no assurance that the Company's business will develop as anticipated by management or that additional financing will be available. Management is attempting to raise additional equity capital to meet the requirements of the Web Site Development and Maintenance Agreement, and to provide working capital.
Additionally, the Company is attempting to identify and comply with the necessary permits and licenses necessary to develop and implement a
virtual casino to provide gambling on the Internet.   The financial
statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result if the Company is unable to continue as a going concern.

2. Summary of Significant Accounting Policies

   Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

   Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight line method over the estimated useful lives of five years.

Expenditures for maintenance and repairs are charged directly to the appropriate operating account at the time the expense is incurred. Expenditures determined to represent additions and betterments are capitalized.

Capitalized Software Costs

Pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," issued by the Financial Accounting Standards Board, the Company is required to capitalized certain software development and production costs once technological feasibility has been achieved; that is, when the product design and a working model of the software have been completed and the working model and its consistency with the
product design have been confirmed by testing.   The cost of purchased
software is capitalized when related to a product which has achieved technological feasibility or that has an alternative future use. The Company records all costs incurred to establish the technological feasibility of computer software to be sold, leased or otherwise marketed as research and development costs. For the periods ended December 31, 1996 and September 30, 1997, the Company did not capitalized any software development costs.

 GLOBAL INTERNET CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Financial data at September 30, 1997 and for the nine month period ended September 30, 1997 is unaudited)

   Impairment of Long-Lived Assets

Management of the Company periodically reviews the carrying value of long-lived assets for potential impairment by comparing the carrying value of those assets with their related, expected future net cash flows. Should the sum of the related, expected future net cash flows be less than the carrying value, management would determine whether an impairment loss should be recognized. An impairment loss would be measured by the amount by which the carrying value of the asset exceeds the future discounted cash flows.

   Income Taxes

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

2.  Summary of Significant Accounting Policies, continued

   Net Loss Per Common Share

The net loss per common share is based on the weighed average number of common shares outstanding during the periods, including the common stock equivalents resulting from dilutive stock options. No common stock equivalents are included in the computation of net loss per share as these equivalents are antidilutive.

   Stock Options

In October 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." This new standard defines a fair value based method for accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the new fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25, the former standard. If the former standard for measurement is elected, SFAS No. 123 requires supplemental disclosure to show the effects of using the new measurement criteria. The Company intends to use the measurement prescribed by APB Opinion No. 25, and accordingly, this pronouncement will not affect the Company's financial position or results of operations.

GLOBAL INTERNET CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Financial data at September 30, 1997 and for the nine month period ended September 30, 1997 is unaudited)

   Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Fair Value of Financial Statements

The carrying amounts of financial instruments, consisting of cash and cash equivalents, approximates fair value as of December 31, 1996 and September 30, 1997, because of the relatively short maturity of these instruments. The carrying value of the convertible note payable approximates fair value as of December 31, 1996 and September 30, 1997, based upon market prices for the same or similar debt issues.

3. Property and Equipment

Property and equipment, consisting solely of office equipment, had a net book value of $607 and $2,358 at December 31, 1996 and September 30, 1997, respectively.

Depreciation expense for the periods ended December 31, 1996 and September 30, 1997 was $0 and $563, respectively.

4.  Convertible Note

During the period ended December 31, 1996, the Company received, from time to time, advances from Global amounting to $325,000. Subsequently in February 1997, the Company executed a Convertible Promissory Note (the "Convertible Note") with Global. The Convertible Note bears interest at 10%, is due October 31, 1997. The Convertible Note is without collateral. Global can elect to convert the principal and any accrued and unpaid interest into common stock of the Company at the greater of the current market price of the Company's stock or $.25.

In February 1997, the Company received an additional $32,000 from Global and added this amount to the outstanding balance of the convertible note with the same terms and conditions.

Interest expense charged to operations for the periods ended December 31, 1996 and September 30, 1997, was $6,000 and $25,875, respectively.

GLOBAL INTERNET CORPORATION
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Financial data at September 30, 1997 and for the nine month period ended September 30, 1997 is unaudited)

5. Related Parties

During the periods ended December 31, 1996 and September 30, 1997, the Company incurred $6,125 and $27,000, respectively, in consulting fees to an entity in which an officer, director and stockholder is a principal.

During the periods ended December 31, 1996 and September 30, 1997, the Company incurred legal fees to two individuals, one who is a stockholder and one who is an officer and stockholder totaling $89,978 and $11,817, respectively.

The Company has entered into employment agreements with two individuals one who is an officer, director and stockholder and one who is an officer and stockholder. The employment agreement with the President and Chief Executive Officer is for a period of ten years from September 1, 1996, and calls for monthly payments in the amount of $10,000 until the Company achieves profitability, at which point his compensation shall be increased to $15,000. In the event that his salary is deferred, he is entitled to receive additional compensation equal to 5% interest on the deferred amount. In connection with the execution of this agreement, this individual received 50,000 stock options to acquire shares of the Company's common stock at an exercise price of $.25 per share.

The other employment agreement with the Vice President and Secretary is for a period of three years from September 1, 1996, and calls for monthly payments in the amount of $7,000. In the event that his salary is deferred, he is entitled to receive additional compensation equal to 5% interest on the deferred amount. In connection with the execution of this agreement, this individual received 50,000 stock options to acquire shares of the Company's common stock at an exercise price of $.25 per share. The Company has not paid any amounts to these individuals pursuant to their employment contracts. For the periods ended December 31, 1996 and September 30, 1997, the Company recorded salary expense of $68,000 and $153,000, respectively, and a corresponding liability totaling $68,000 and $221,000, respectively.

5. Related Parties, continued

During the nine month period ended September 30, 1997, the Company received advances from First Entertainment amounting to $35,300. The advances are not pursuant to any formal loan agreement, bear no interest and have no specific repayment terms.

GLOBAL INTERNET CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Financial data at September 30, 1997 and for the nine month period ended September 30, 1997 is unaudited)

6.  Commitment and Contingencies

   Commitment

The Company has entered into a Web Site Development and Maintenance Agreement with an unaffiliated third party to develop a virtual Internet casino. The Web Site Development and Maintenance Agreement was amended in November 1996 and subsequently in March 1997.

The March 1997 amendment requires escrow payments to be made in the amount of $1,039,840 payable as follows: $346,613 at the execution of the March 1997 amendment, $346,613 upon the commencement of work as evidenced by written notice from the unaffiliated third party that work has commenced; and, $346,613 at the completion of the initial phase. If the escrow is funded after March 25, 1997 but before June 16, 1997, the cost of the initial phase will be increased 5%. If the escrow is funded after June 16, 1997 but before September 15, 1997, the cost of the initial phase will be increased 10%.

The Company has extended the agreement until January 15, 1998; however, in connection with this extension, the Company was informed by the unaffiliated third party that the total cost to develop the virtual Internet casino has increased another 10%. Accordingly, the Company anticipates that the total costs to develop this software will now approximate $1,250,000. If the escrow is not funded on or before January 15, 1998, the Web Site Development and Maintenance Agreement shall terminate and the contractual relationship between the parties will end.

   Contingencies

   Global

During 1995 and 1996, Global and certain officers and directors of Global received requests for information from the U.S. Securities and Exchange Commission ("SEC") related to an investigation begun by the SEC during 1994 into various matters, including certain transactions in securities by Global and one of its officers and directors. On January 13, 1997, Global was notified that the SEC staff intended to recommend initiation of administrative procedures for a Cease and Desist Order against Global and two of its former officers and directors with violations of certain provisions of federal securities laws. Global has engaged in negotiations with the SEC staff concerning possible disposition of this matter. Based upon the content of these discussions, management of Global believes that the outcome of this matter will not have a material adverse effect on the business of Global; however, there can be no assurance as to the final outcome of the investigation or the impact, if any, on the operations of the Company.

GLOBAL INTERNET CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Financial data at September 30, 1997 and for the nine month period ended September 30, 1997 is unaudited)

6.  Commitment and Contingencies, continued
   Contingencies, continued

   Income taxes

As of September 30, 1997, the Company had not filed its federal and state income tax returns for the period ended December 31, 1996. The Company believes that no taxes are due and owing because of the significant losses that the Company has incurred; however, there may be penalties that the Company has incurred due to its noncompliance with federal tax laws. Management is attempting to prepare and file the necessary returns.

7. Stockholders' Deficiency
   Preferred stock

The Company is authorized to issue 5,000,000 shares of its $.01 par value preferred stock. The shares may be issued in such series and with such preferences as may be determined by the Board of Directors. No preferred shares have been issued by the Company.

   Common stock

During the period ended December 31, 1996, the Company received $14,925 in cash and issued 2,985,000 shares ($.001 per share) of its common stock.

   Stock Option Plan

The Company established the 1996 Stock Option Plan (the "Plan") and reserved up to 750,000 shares to be issued pursuant to the Plan. Under the Plan, stock option can be granted at prices not less than 100% of the fair market value of the Company's stock at the date of grant. Options are exercisable for a period of five years.

Option information is as follows:
Options outstanding, June 4, 1996 (inception)
-
Granted                                                       450,000
Options outstanding, December 31, 1996                        450,000
Granted                                                       100,000
Options outstanding, September 30, 1997                       550,000
Option exercise prices                                       $    .25
Exercisable options                                           550,000
Weighted average exercise price                               $   .25
Options available for future grant                            200,000

7. Stockholders' Deficiency, continued
   Rescinded Stock Transaction

During the period ended September 30, 1997, the Company entered into an agreement to sell 600,000 shares of its $.001 par value stock for $3,000, or $.005 per share. The sale agreement was made between the Company and two entities; one of which is owned by the wife of the president and chief executive officer of First Entertainment, and the other is owned by a shareholder of First Entertainment. The sale agreement was not approved by the Board of Directors of First Entertainment; accordingly, the amounts received from these two entities have been recorded as accounts payable.

8. Income Taxes

At September 30, 1997, the Company has net operating loss carryforwards, for federal income tax purposes of approximately $715,000 expiring in 2012.

When more than a 50% change in ownership occurs, over a three year period, as defined, the Tax Reform Act of 1986 limits the utilization of net operating loss (NOL) carryforwards in the year following the change in ownership. Therefore, it is possible that the Company's utilization of its NOL carryforwards may be partially reduced as a result of future changes in stock ownership due to the proposed Agreement and Plan of Reorganization discussed in Note 9. No determination has been made as of September 30, 1997 as to what implications, if any, there will be in net operating loss carryforwards of the Company.

9. Subsequent Event

In May 1997, Global entered into an Agreement and Plan of Reorganization with First Entertainment whereby Global would exchange 1,500,000 (86%) shares of the Company's commons stock that it owns and the $357,000 convertible note that Global holds for 30,000 shares of First Entertainment Class B Convertible Preferred Stock and 1,500,000 warrants. The warrants shall be for a period of five years from the date of issuance and will be exercisable at $1.25 per share. The Agreement and Plan of Reorganization allows other stockholders of the Company to exchange their shares at a different exchange rate. Each share tendered by stockholders other than Global, shall be exchanged for one warrant that is exercisable for a five year period at $1.25 per share.

The Agreement and Plan of Reorganization is subject to the approval of the stockholders of the Company and First Entertainment.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Financial Statements of the Company are based on the Consolidated Financial Statements of the Company, adjusted to give effect of the acquisition of Global Internet Corporation.
The unaudited pro forma combined balance sheet at September 30, 1997 presents adjustments for the acquisition of Global Internet Corporation as if the transaction had occurred on September 30, 1997.

The unaudited pro forma combined statement of operations data for the year ended December 31, 1996 and for the nine months ended September 30, 1997 presents adjustments for the acquisition of Global Internet
Corporation as if the transaction had occurred on January 1, 1996.

In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma combined financial statements should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto, and the Financial Statements and Notes thereto of Global Internet Corporation. The unaudited pro forma combined financial statements of operations data are not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor are they indicative of the Company's future results. There can be no assurance that the pending acquisition of Global Internet Corporation will be consummated.

UNAUDITED PRO FORMA  COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 1996

                                           Company
                Company      Global        Pro Forma    Pro Forma
             As Reported   As Reported(1) Adjustments  Combined
Revenues                    $ 2,139,451                      $2,139,451
------------------------------------------------------------------------
------
Cost of goods sold            1,617,365                      1,617,365
Depreciation and
 amortization                  326,522           49,400(2)     375,922
Management fees, affiliate      408,000                        408,000
Selling, general and
    Administrative            1,394,683    472,029            1,866,712
------------------------------------------------------------------------
Total cost and expenses       3,746,570    472,029           4,267,999
Operating loss from
 continuing operations       (1,607,119   (472,029)         (2,128,548)
Other Income (Expense)
  Interest expense            (102,791)   (6,000)    6,000(3)  (102,791)
  Interest income                            1,132                1,132
  Other, net                     22,961                          22,961
------------------------------------------------------------------------
Loss from continuing
 operations  before
  minority interest          (1,686,949)  (476,897)          (2,207,246)
Minority interest
 in net loss
  of subsidiaries                39,655        238,448(4)      278,103
------------------------------------------------------------------------
Loss from continuing
  Operations                 (1,647,294)                    (1,929,143)

Net Loss Per Share
  Continuing Operations           $(.39)                         $(.46)

Weighted Average Shares
  Outstanding                 4,168,661                       4,168,661


NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(1) Reflects the historical operating results of Global Internet
Corporation as though the acquisition had been consummated on January 1, 1996.

(2) Reflects the amortization of the goodwill on a straight line basis over ten years.

(3) Consolidation elimination entry to eliminate related party interest income with related party interest expense.

(4)  Reflects minority interest in net loss of Global Internet
Corporation.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
September 30, 1997

                  Company        Global      Pro Forma     Pro Forma
                           As Reported   As Reported    Adjustments
Combined
Assets
Current assets      $  427,574     $   1,924    $357,000(1)    $ 429,498
------------------------------------------------------------------------
                                                     (357,000)(2)
Property and
 equipment, net           616,372          2,358              618,730
License, net of
 Amortization             783,033                               783,033
Note receivable,
 noncurrent               900,000                               900,000
Goodwill, net             521,313               32,000(1)        864,639
------------------------------------------------------------------------
                                                      (388,970)(1)
                                                        700,296(3)
Total assets           $3,248,292   $      4,282             $ 3,595,900
========================================================================
Liabilities and
 Stockholders Equity
Current portion of
 long term debt       $ 818,767    357,000    (357,000)(2)   $  818,767
Other current
 Liabilities              517,911      347,577                  865,488
------------------------------------------------------------------------
Total current
 Liabilities            1,336,678        704,577              1,684,255
------------------------------------------------------------------------
Long term debt            199,791                               199,791
------------------------------------------------------------------------
Minority interest         199,428                               199,428
------------------------------------------------------------------------
Preferred stock               161                       30 (1)      191
Common stock               49,412        2,985     (2,984)(3)    49,413
Additional paid
 in capital            14,027,505     11,940    (11,940)(3)  14,027,505
Accumulated deficit   (12,564,683   (715,220)   715,220 (3) (12,564,683)
------------------------------------------------------------------------
Stockholders'
 equity (deficit)       1,512,395       (700,295)             1,512,426
------------------------------------------------------------------------
Total Liabilities
 and Stockholders'
  Equity               $3,248,292       $  4,282            $ 3,595,900

[CAPTION]
NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(1) Reflects the issuance of 30,000 shares of the Company's convertible preferred stock to acquire 1,500,000 shares of Global Internet
Corporation and a convertible note receivable from Global Casinos Inc. on September 30, 1997.

(2) Consolidation elimination entry to eliminate the convertible note receivable against the convertible note payable.

(3) Consolidation elimination entry to eliminate the stockholders equity of Global Internet Corporation (the acquiree) and to record the excess of purchase price over net assets acquired as goodwill.

UNAUDITED PRO FORMA  COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 1997

                                         Company
          Company       Global           Pro Forma      Pro For
          As Reported    As Reported(1)   Adjustments   Combined
Revenues                 $ 1,784,502                     $1,273,354
------------------------------------------------------------------------
Cost of goods sold         1,462,510                        1,462,510
Depreciation and
 amortization              180,967       563      25,750(2)    207,280
Selling, general and
    Administrative           870,182     211,975             1,082,157
------------------------------------------------------------------------
Total cost and
 Expenses                  2,513,659     212,538             2,751,947
------------------------------------------------------------------------
Operating loss from
 continuing operations     ( 729,157)   (212,538)           (1,478,593)
Other Income (Expense)
  Interest expense        (70,590)    (25,875)     25,875(3)    (70,590)
  Interest income                           90                       90
    Other, net                 1,059                              1,059
------------------------------------------------------------------------
Loss before minority
 Interest                   (798,688)   (238,323)           (1,548,034)
Minority interest in
 Net Loss                     63,712            118,684(4)      182,396
------------------------------------------------------------------------
Net Loss                   $(734,976)  $(238,323)           $(1,365,638)
========================================================================

Net Loss Per Share             $(.13)                            $(.23)

Weighted Average Shares
 Outstanding              5,818,474
5,818,474

NOTES TO UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS

(1) Reflects the historical operating results of Global Internet Corporation as though the acquisition had been consummated on January 1, 1996.

(2) Reflects the amortization of the goodwill on a straight line basis over ten years.

(3) Consolidation elimination entry to eliminate related party interest income with related party interest expense.

(4)  Reflects minority interest in net loss of Global Internet Corporation.






Item 8.  Change in Fiscal Year.
             Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S
             Not Applicable

                                 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                           FIRST ENTERTAINMENT, INC.
                         By:______________________
                              A.B. Goldberg
                                                            President
Dated: December 10, 1997